Exhibit 99.1

NEWS RELEASE
GOODYEAR ANNOUNCES PRICING OF $1 BILLION OF SENIOR NOTES

FOR IMMEDIATE RELEASE	AKRON, Ohio, April 1, 2021 – The Goodyear Tire & Rubber Company today announced that it has priced its public offering of $550 million aggregate principal amount of senior notes due 2031 (the “2031 notes”) and $450 million aggregate principal amount of senior notes due 2033 (the “2033 notes,” and together with the 2031 notes, the “notes”). The notes will be senior unsecured obligations of the company.

GLOBAL HEADQUARTERS: 200 INNOVATION WAY, AKRON, OHIO 44316-0001 MEDIA WEBSITE: WWW.GOODYEARNEWSROOM.COM	The 2031 notes will be offered to the public at a price of 100% of their principal amount and will bear interest at a rate of 5.250% per annum. The 2033 notes will be offered to the public at a price of 100% of their principal amount and will bear interest at a rate of 5.625% per annum. Goodyear expects the offering to close on April 6, 2021, subject to customary closing conditions.

MEDIA CONTACT: ED MARKEY 330.796.8801 EMARKEY@GOODYEAR.COM	Goodyear intends to use the net proceeds from this offering, together with its current cash and cash equivalents, to redeem in full its outstanding $1 billion 5.125% senior notes due 2023 following, and subject to, the completion of this offering, at a redemption price equal to par plus accrued and unpaid interest to the redemption date.

ANALYST CONTACT: NICHOLAS MITCHELL 330.796.5512 NICHOLAS_MITCHELL@GOODYEAR.COM

Citigroup Global Markets Inc.; Barclays Capital Inc.; BNP Paribas Securities Corp.; BofA Securities, Inc.; Credit Agricole Securities (USA) Inc.; Deutsche Bank Securities Inc.; Fifth Third Securities, Inc.; Goldman Sachs & Co. LLC; J.P. Morgan Securities LLC; MUFG Securities Americas Inc.; PNC Capital Markets LLC; SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC are acting as the joint-bookrunning managers for the offering. BBVA Securities Inc.; BMO Capital Markets Corp.; Capital One Securities, Inc.; Citizens Capital Markets, Inc.; Huntington Securities, Inc.; KeyBanc Capital Markets Inc. and Regions Securities LLC are acting as co-managers for the offering.

The offering will be made under an effective shelf registration statement that was filed with the U.S. Securities and Exchange Commission on May 13, 2020. The offering of the notes may be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from:

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Citigroup Global Markets Inc.	The Goodyear Tire & Rubber
Company
c/o Broadridge Financial Solutions	Investor Relations Department
1155 Long Island Avenue	200 Innovation Way
Edgewood, NY 11717	Akron, OH 44316
Attention: Prospectus Department	Telephone: 330-796-3751
Telephone: 1-800-831-9146
Email: prospectus@citi.com

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This news release shall not constitute a notice of redemption under the optional redemption provisions of the indenture governing the 5.125% senior notes due 2023. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Goodyear is one of the world’s largest tire companies. It employs about 62,000 people and manufactures its products in 46 facilities in 21 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry.

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: the impact on us of the COVID-19 pandemic; our success in completing our pending acquisition of Cooper Tire & Rubber Company, and our ability to achieve the expected benefits of such acquisition; our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; deteriorating economic conditions or an inability to access capital markets; increases in the prices paid for raw materials and energy; a labor strike, work stoppage or other similar event; foreign currency translation and transaction risks; work stoppages, financial difficulties or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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